Crown Equity Holdings Inc. Announces Execution of Agreements with Major Online Computer Wholesalers and Planned Business Operations

Las Vegas, Nevada, September 7, 2007 (OTC BB CRWE) -- Crown Equity Holdings Inc. announced that its wholly-owned subsidiary, Crown Trading Systems, Inc. has entered into several reselling agreements with major online computer system and parts wholesalers. These agreements will allow Crown Trading Systems to begin operations in a meaningful way. The Company anticipates the completion of its new website by the end of September and intends to commence online retail operations at that time. Additionally, the Company is beginning to market and sell its computer systems with 16 monitor capability. For further details, please visit the Company's website at www.crowntradingsystems.com.

Source:

Crown Equity Holdings Inc.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve significant risks and uncertainties. Actual results may vary materially from those in the forward-looking statements as a result of the effectiveness of management's strategies and decisions, general economic and business conditions, new or modified statutory or regulatory requirements and changing price and market conditions. No assurance can be given that these are all the factors that could cause actual results to vary materially from the forward-looking statements.